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                                                                    Exhibit 10.9

                              PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT ("Agreement") is entered into as of the 10th day of June, 1999 by and between GENTRAC, INC. ("Seller"), having its principal place of business at 2232 Evergreen Road, Middleton, WI 53562, and VASCULAR SOLUTIONS, INC. ("Buyer"), having a principal place of business at 2495 Xenium Lane, Minneapolis, MN 55441.

                                   RECITALS

     A. Seller is the manufacturer of a topical thrombin U.S.P. (bovine origin) product which it markets and sells under the trademark Thrombin-JMI (the "Trademark").

     B. Buyer desires to purchase certain topical thrombin U.S.P. products from Seller and Seller is willing to sell said products to Buyer pursuant to the provisions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

     1.   Purchase and Sale of Product. During the Term (as hereinafter defined)
          ----------------------------
of this Agreement, Seller agrees to sell and Buyer agrees to purchase, on the terms and conditions herein stated, Seller's topical thrombin U.S.P. product listed on Schedule 1 attached hereto (the "Product"). Buyer shall purchase the
          ----------
Product solely for inclusion and subsequent resale as part of its vascular sealing device known as Duett ("Buyer's Device"), and Buyer shall not sell the Product separately or in conjunction with another product or device or for any other use except with Seller's prior written consent. Buyer acknowledges that Buyer is not receiving any exclusive rights hereunder with respect to the Product and that Seller may sell, and will be selling, the Product to wholesale distributors and to other users of the Product. Nothing set forth in this Agreement shall in any way prevent or otherwise limit or restrict Seller's right to manufacture and sell Product to wholesale distributors or other users and resellers of the Product.

     2.   Product Specifications. The Product sold to Buyer hereunder shall meet
          ----------------------
the specifications listed on Schedule 1 attached hereto (the "Specifications")
                             ----------
and shall be manufactured in accordance with applicable current Good Manufacturing Practices ("cGMP's") of the U.S. Food & Drug Administration (the "FDA") for the Product. Animal origin raw materials shall be sourced from USDA licensed facilities and a USDA certificate shall accompany all shipments of raw materials. If at any time during the Term of this Agreement, Seller finds it necessary or desirable to change the formulation, manufacturing processes or procedures or source of animal origin raw materials for use of the Product, or to effect any other change relating to the Product which could, to Seller's knowledge, reasonably require notification to, or approval of, the FDA or any international regulatory agency for the Buyer's Device, Seller shall not effect such change with respect to the Product until Seller notifies Buyer

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of such change.

     3.   Purchase Price. (a)  The initial price of the Product shall be as set
          --------------
forth in Schedule 2 attached hereto. Seller shall invoice Buyer on each shipment
         ----------
of Product, and payment shall be made in all cases net 30 days from the date of shipment. Any invoiced amounts not paid when due shall accrue a service charge of 1.5% per month or the maximum rate allowed by law, whichever is lower. The price of the Product does not include, and Buyer shall also pay for, all freight charges and any and all excise, sales, use or like taxes resulting from the sale of the Product to Buyer.

               (b) Seller shall have the right, at any and all times during the Term of this Agreement, to increase the price of the Product charged to Buyer (the "Buyer's Price") by the increase in Seller's manufacturing costs (raw materials, labor and overhead) associated with the manufacturing of the Product upon giving Buyer notice at least thirty (30) days prior to the effective date of the increase in the Buyer's Price. Furthermore, Seller shall also have the right to increase the Buyer's Price on an annual basis at the end of each 12 month period following September 1, 1999 (each 12 month period hereinafter referred to as a "Contract Year") by the same percentage increase(s) established by Seller during the immediately preceding 12 month period in the wholesale price of the Product charged to Seller's wholesale purchasers, less any increase(s) previously made by Seller to the Buyer's Price pursuant to the first sentence of this Section 3(b) during such 12 month period. Seller shall effect such annual increase in the Buyer's Price by giving written notice thereof to Buyer at any time prior to the Contract Year with respect to which the annual increase is to be effective.

     4.   Delivery, Shipping, Title.
          -------------------------

               (a)  Delivery. Time is of the essence with respect to delivery
                    --------
of the Product hereunder. All purchases shall be FOB Seller's facility in Middleton, Wisconsin. If Seller fails to deliver the Product by the scheduled delivery date for reasons other than the fault of Buyer, Buyer reserves the right to cancel all or any portion of the purchase order.

               (b)  Shipping. All shipments will be shipped by Seller freight
                    --------
prepaid and Buyer will reimburse Seller for the actual costs of such shipping. All shipments will be made as directed by Seller by appropriate and reasonable method of transportation in keeping with the requirements of the Product and the particular delivery date. Packaging of shipments shall be in accordance with Seller's customary practices unless otherwise agreed to by Seller. No partial shipments (that is, in amounts less than that requested by Buyer in accordance with the provisions of Section 6 hereof) shall be made without Buyer's written consent.

               (c)  Title. Seller shall retain title and bear the risk of loss
                    -----
until such time as a shipment has been delivered to the carrier designated by Buyer or, if no such designation has occurred, Seller's designated carrier. Upon such delivery to the carrier, title and risk of loss shall pass to Buyer.

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     5.   Quality Standards. Buyer shall have access to Seller's Quality
          -----------------
Assurance SOP's for the Product, with proprietary information subject to reasonable protection, and to all quality systems employed by Seller in connection with the manufacture and packaging of the Product. In addition, Seller shall provide the documentation necessary to allow Buyer to reference Seller's relevant Master File(s) in any submissions with the FDA and any international regulatory filings or approvals in connection with the approval of the Buyer's Device. Buyer shall provide Seller with a copy of any proposed filing or submission with the FDA or any international regulatory agency with respect to the Buyer's Device which includes Seller's proprietary information or other information from Seller's Master Files or Quality Assurance SOP's, and Buyer shall receive Seller's approval with respect to such filing or submission prior to filing or submitting the material to the FDA or international regulatory agency. All of Seller's proprietary information with respect to the Product shall be subject to reasonable protection and Buyer shall comply with Seller's rules and procedures with respect thereto. Seller shall, at no cost or expense to Seller, cooperate with Buyer's reasonable requests for information and assistance with respect to all FDA and international regulatory filings, audits and approvals associated with the Product being sold to Buyer hereunder, and Seller shall, at no cost or expense to Seller, reasonably cooperate with Buyer to address any cGMP deficiencies noted during any such FDA audit associated with the Product being sold to Buyer hereunder. Buyer agrees to handle, store and distribute the Product in a manner consistent with the conditions stated on the Product labeling and the conditions stated in Buyer's submission(s) to the FDA and/or foreign regulatory agencies. Nothing set forth herein shall require Seller to provide Buyer with any information pertaining to Seller's batch records of the Product or with any information pertaining to the proprietary processes utilized in manufacturing the Product, all such information being deemed trade secrets of Seller. Buyer and Seller shall execute and keep on file, a contract manufacturing agreement in the form of Schedule 3
                                                                    ----------
attached hereto, or such other form as Seller may determine is required by the
U. S. Center for Biologics Evaluation and Research ("CBER").

     6.   Ordering Procedures.
          -------------------

               (a)  Purchase Orders. Sales of the Product will be made pursuant
                    ---------------
to purchase orders issued by Buyer and accepted by Seller, specifying quantities desired and delivery dates. The Buyer's Prices for the Product shall be those in effect at the time that the purchase order is received by Seller. Each purchase order must be based on full "batch sizes" as set forth in Schedule 4 attached
                                                          ----------
hereto; however, multiple shipping dates may be requested for individual purchase orders. Purchase orders which are not based on full batch sizes will be deemed automatically rejected. Buyer shall be entitled to use its standard form of purchase order; provided, however, none of the terms or conditions of Buyer's purchase order shall be applicable except those specifying quantity ordered, delivery location(s), delivery schedule and invoice information, all of which must be in accordance with the provisions of this Agreement. In the event of any conflict between the terms of any purchase order and the terms of this Agreement, the terms of this Agreement shall control.

               (b)  Order Forecasts. Upon the signing of this Agreement, and
                    ---------------
continuing on or before the 1st day of each month during the Term of this Agreement, Buyer will provide Seller

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with a rolling forecast (the "Forecast") of its estimated requirements for
Product for each of the next 24 calendar months during the Term of this Agreement. The initial Forecast shall be for the 24 month period commencing September 1, 1999. The Forecasts shall be provided by Buyer to Seller pursuant to the forecast form set forth in Schedule 5 attached hereto , unless otherwise
                                  ----------
agreed to in writing by Seller. Each such Forecast will be done in good faith but will not bind Buyer to the purchase of any specific amount of Product, except that (i) Buyer shall be required to purchase the Forecast amount for each of the first four (4) calendar months listed on the 24-month Forecast, and (ii) the quantity purchased shall be subject to the limitations set forth in paragraph (e) of this Section 6. There will be no variances in the amounts purchased by Buyer during the first four months from the applicable Forecast without the prior written consent of Seller. Upon receipt of each Forecast, Seller will review the Forecast and use reasonable efforts to notify Buyer whether Seller reasonably believes that it will be able to manufacture and sell to Buyer the quantities of Product shown on the Forecast, based upon Seller's capacity and its other orders for Product. In the event that Seller reasonably believes that it will be unable to manufacture and sell Product to Seller as per the Forecast, Seller will promptly notify Buyer of such and Buyer will revise its Forecast and corresponding purchase orders accordingly.

               (c)  Amount and Delivery Dates. Buyer shall issue its purchase
                    -------------------------
order(s) at the same time that it delivers its monthly Forecast to Seller, requesting delivery no sooner than sixty (60) days from the date of the receipt of the purchase order by Seller. Each purchase order shall be in accordance with the provisions and subject to the limitations of Section 6 of this Agreement.

               (d)  Minimum Purchases. Buyer agrees to purchase a minimum
                    -----------------
amount of Product each Contract Year as set forth in Schedule 6 attached hereto
                                                     ----------
(the "Minimum Requirements"). In the event that Buyer fails to purchase the Minimum Requirements as herein set forth, Seller shall have the right, in addition to all other rights and remedies available at law or equity, to terminate this Agreement pursuant to Section 13 of this Agreement.

               (e)  Limitations on Quantity of Product Ordered. Notwithstanding
                    ------------------------------------------
anything in this Agreement to the contrary, in the event that Seller is not able (due to force majeure, lack of capacity, or otherwise) to manufacture sufficient Product to fill purchase orders from its wholesale distributors, Buyer and others, Seller shall have the right to first fill the purchase orders of its wholesale distributors and any Product remaining thereafter will be divided pro rata (based on average monthly purchases during the prior six month period) among Buyer and Seller's other customers based upon binding orders for Product that Seller has, at that time, received. Seller shall have no liability or obligation to Buyer in the event that Seller is unable to fill Buyer's purchase orders as requested by Buyer.

     7.   Inspection and Acceptance. Upon receipt by Buyer of a shipment of
          -------------------------
Product, Buyer shall have the right, at its sole cost and expense, to inspect each Product shipped (pursuant only to the tests and in accordance with the inspection parameters set forth in Schedule 7 attached hereto) in order to
                                   ----------
determine whether the Product complies with the Specifications. If Buyer's inspection indicates that the Product fails to comply with the Specifications, then Buyer shall

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immediately provide Seller with notice ("Rejection Notice") of such together with a written explanation of the reason(s) for such failure. Upon receipt of the Rejection Notice, Seller shall have thirty (30) days to conduct its own inspection of the Product and if Seller's testing confirms that the Product fails to conform to the Specifications, then Buyer's sole remedy shall be for Seller, at Seller's sole discretion, to either deliver new Product to Buyer, or issue a credit or refund for the Buyer's Price of such rejected Product together with reimbursement of actual shipping costs to and from Buyer. Any such Product which Seller confirms does not comply with the Specifications shall be returned to Seller. If Seller's testing indicates that the Product does comply with the Specifications, then Buyer will accept and pay for the Product subject to its dispute resolution rights set forth in Section 15 of this Agreement. For purposes of this Agreement, Buyer shall be deemed to have accepted all Product shipped which is not affirmatively rejected by Buyer by means of a Rejection Notice to Seller within twenty (20) working days of receipt of such Product.

     8.   Covenants and Warranties. (a) Seller warrants that it has the right to
          ------------------------
sell the Product and that the Product, when sold by Seller, will be free and clear from all liens and encumbrances. Seller warrants that the Product will meet the agreed Specifications and will be free from defects in material and workmanship at the time of shipment from Seller's facility. Seller further warrants that the manufacture of the Product will be in conformity with cGMP's for biologicals, and that no Product delivered by Seller under this Agreement will be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetic Act. No substitution of Product may be made by Seller without the express prior written consent of Buyer. Seller's sole responsibility for its breach of any representation or warranty hereunder will be to replace the Product or issue a full credit or refund respecting any Product failing to meet this warranty, and Seller shall not be responsible for any special, exemplary, indirect, incidental or consequential damages arising from its breach of said warranty. THE FOREGOING SHALL BE THE SOLE AND EXCLUSIVE REMEDY WHETHER IN CONTRACT, TORT OR OTHERWISE. THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 8.

               (b) During the Term of this Agreement, Buyer shall maintain product liability insurance covering the use of Buyer's Device in the minimum amount of + and with an insurance company reasonably acceptable to Seller. Seller shall be named as an additional insured on said insurance policies and Buyer shall provide Seller with a certificate of insurance evidencing such coverage. Buyer covenants and agrees (i) not to alter or manipulate the Product in any way, (ii) not to adulterate or misbrand the Product within the meaning of the United States Food, Drug and Cosmetic Act, and (iii) to comply with all foreign, Federal, state and local laws, statutes, rules, regulations and ordinances of any kind as the same may affect Buyer's use, storage, handling, distribution or sale of the Product.

+    Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as Amended.

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     9.   Indemnification.
          ---------------

               (a)  Buyer's Indemnification. Buyer acknowledges that Seller
                    -----------------------
will have no control over the uses to which the Product will be devoted with Buyer's Device, or over the circumstances of the Product's use, storage, handling, distribution or application after shipment from Seller's facility. As such, Buyer will assume full responsibility with respect to the uses to which the Product will be devoted with Buyer's Device and with respect to the use, storage, handling, distribution or application of the Product after shipment from Seller's facility, and it is mutually agreed that Seller assumes no liabilities of any kind with respect to the use by Buyer or by any third party of the Product in or with the Buyer's Device or with respect to the use, storage, handling, distribution or application of the Product after shipment from Seller's facility. Buyer agrees to indemnify, defend and hold harmless Seller, its successors, assigns, directors, officers, agents and employees, from and against any and all claims, losses, damages, liabilities, fines, penalties, costs and expenses, including without limitation, court costs and reasonable attorneys' fees (collectively, "Losses"), resulting from or arising out of (i) claims that Buyer's Device infringes on the patents, trade secrets or other intellectual property rights of others, (ii) any governmental or other regulatory actions (including without limitation, notification requirements and recalls) which are required with respect to the sale of the Product by Buyer outside of the United States, (iii) any violation(s) by Buyer of this Agreement or Buyer's covenants hereunder, or (iv) the use of the Product with Buyer's Device, or the design, manufacture, marketing, sale or use by Buyer of any vascular sealing device incorporating the Product, unless such Losses are the direct result of the Product failing to meet the agreed Specifications set forth herein at the time of shipment from Seller's facility.

               (b)  Seller's Indemnification. Seller agrees to indemnify,
                    ------------------------
defend and hold harmless Buyer, its successors, assigns, directors, officers, agents and employees, from and against any and all Losses resulting from or arising out of (i) the failure of the Product to meet the agreed Specifications at the time of shipment from Seller's facility, or (ii) a valid claim that the Product as shipped to Buyer infringes the patent, trade secrets or other intellectual property of any third party.

               (c)  Indemnification Procedures. Promptly after receipt by a
                    --------------------------
party hereto of notice of any claim which could give rise to a right to indemnification pursuant to this Section 9, such party (the "Indemnified Party") shall give the other party (the "Indemnifying Party") written notice describing the claim in reasonable detail. The failure of an Indemnified Party to give notice in the manner provided herein shall not relieve the Indemnifying Party of its obligations under this Section, except to the extent that such failure to give notice materially prejudices the Indemnifying Party's ability to defend such claim. The Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the party seeking such indemnification. If the Indemnifying Party undertakes to compromise or defend any such asserted liability, it shall promptly (and in any event not more than ten (10) days after receipt of the Indemnified Party's original notice)

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notify the Indemnified Party in writing of its intention to do so, and the
Indemnified Party shall cooperate fully with the Indemnifying Party and its counsel in the compromise of or defense against any such asserted liability. All reasonable costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. If the Indemnifying Party elects not to compromise or defend the asserted liability, fails to notify the Indemnified Party of its election to compromise or defend as herein provided, fails to admit its obligation to indemnify under this Agreement with respect to the claim, or if the claim could result in the Indemnified Party becoming subject to injunctive relief or relief other than the payment of money damages that could materially adversely affect the ongoing business of the Indemnified Party in any manner, the Indemnified Party shall have the right, at its option, to pay, compromise or defend, by its own counsel, such asserted liability. The Indemnifying Party shall have the right to compromise any claim with respect to which it takes responsibility provided that such settlement or compromise does not involve an admission of liability on behalf of the Indemnified Party, does not require the Indemnified Party to take any action or refrain from taking any action, and prior to any such settlement or compromise the Indemnifying Party gives the Indemnified Party at least fifteen (15) days prior notice of its intent to settle or compromise a claim and further affords the Indemnified Party an opportunity to provide input to the settlement or compromise. The Indemnified Party may not settle or compromise any claim over the objection of the Indemnifying Party; provided, however, that consent to settlement or compromise
                    --------  -------
shall not be unreasonably withheld. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of such asserted liability. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party, subject to such reasonable confidentiality provisions as the Indemnified Party may impose, any books, records or other documents within its control that are necessary or appropriate for such defense. Notwithstanding anything to the contrary in this
Section 9(c), (i) the party conducting the defense of a claim shall (A) keep the other party informed on a reasonable and timely basis as to the status of the defense of such claim (but only to the extent such other party is not participating jointly in the defense of such claim), and (B) conduct the defense of such claim in a prudent manner, and (ii) the Indemnifying Party shall not cease to defend, settle or otherwise dispose of any claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld).

               (d)  Survival. The provisions of Section 9 shall survive any
                    --------
termination of this Agreement. Each Indemnified Party's rights under Section 9 shall not be deemed to have been waived or otherwise affected by such Indemnified Party's waiver of the breach of any representation, warranty, agreement or covenant contained in or made pursuant to this Agreement, unless such waiver expressly and in writing also waives any or all of the Indemnified Party's rights under Section 9.

               (e)  Limitation of Liability. Notwithstanding anything in this
                    -----------------------
Agreement to the contrary, but subject to the last sentence of this paragraph
(e), (i) Seller shall not be responsible for any special, exemplary, indirect, incidental or consequential damages sustained or incurred by Buyer as a result of Seller's breach of any of the provisions of this Agreement, and (ii) Buyer shall not be responsible for any special, exemplary, indirect, incidental or consequential damages

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sustained or incurred by Seller as a result of Buyer's breach of any of the provisions of this Agreement. The provisions of this paragraph (e) shall not in any way limit either party's indemnification obligations pursuant to paragraphs
(a) or (b) of this Section 9 with respect to claims by third parties against either Buyer or Seller respectively for damages of any kind incurred by said third parties.

     10.  Term of Agreement. (a) The term of this Agreement ("Term") shall
          -----------------
commence on the date hereof and continue until terminated (i) as set forth in
Section 13 of this Agreement, or (ii) by Buyer, effective any time after giving Seller at least 4 months prior written notice, or (iii) by Seller, effective any time after September 1, 2004, by giving Buyer at least 24 months prior written notice.

               (b) Termination of this Agreement for any reason shall not relieve the parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either party with respect to any breach of the provisions of this Agreement. Without limiting the generality of the foregoing and except as otherwise provided herein, no termination of this Agreement, whether by lapse of time or otherwise, shall serve to terminate the obligations of the parties hereto under Sections 9, 11,14 or 15.

               (c) On the termination of this Agreement, Buyer shall return to Seller all information which it possesses or controls that belongs to Seller. In addition, Buyer shall be required to purchase from Seller, at Seller's cost therefor, any and all supplies and other components of Seller which are specific to the Product purchased or to be purchased by Buyer pursuant to this Agreement.

     11.  Confidentiality. Buyer covenants and agrees not to (i) divulge,
          ---------------
disclose or disseminate any Confidential Information (as hereafter defined) of Seller or any information pertaining to this Agreement, or (ii) use any of Seller's Confidential Information except as contemplated by this Agreement. For purposes hereof, "Confidential Information" means any information disclosed by Seller or of which Buyer becomes aware (whether in writing or orally or by sensory detection) with respect to the manufacture or sale of the Product unless such information (x) was known to Buyer prior to disclosure thereof by Seller,
(y) is or becomes generally available to the public through no fault of Buyer, or (z) is required to be disclosed by law or court order, provided that Seller is given at least 10 days notice prior to any disclosure required by law or pursuant to court order. Buyer and Seller have executed a separate confidentiality agreement governing the use of confidential information during the Term of this Agreement and thereafter.

     12.  Use of Trademark. Buyer shall have the right to utilize the Trademark
          ----------------
in its product descriptions, sales literature, labels, brochures, advertisements and other descriptions (collectively, the "Marketing Materials") of the Product, subject to Seller's prior written approval which shall not be unreasonably withheld. Prior to utilizing the Trademark, Buyer shall provide Seller with copies of all Marketing Materials for Seller's review and approval. Buyer shall not

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use the name "GenTrac" or any variation thereof without Seller's prior written approval.

     13.  Termination. Either party may terminate this Agreement immediately and
          -----------
cancel any purchase orders hereunder if the other party (a) assigns this Agreement or any of its rights hereunder in violation of the terms of this Agreement and without the prior written consent of the other party, (b) makes an assignment for the benefit of creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or part of its property, (c) is adjudged a bankrupt, (d) breaches any term of this Agreement (other than a payment term by Buyer) and such breach is not remedied within thirty (30) days after written notice thereof has been given to the breaching party, (e) fails to meet its obligation to pay for any Product shipped and invoiced within five business days of the receipt of notice by Buyer from Seller of non-payment (or within five business days of the due date for such payment without notice if the Seller has supplied notice of non-payment to Buyer on two prior occasions within the prior 12 month period), or (f) is unable to perform due to force majeure as set forth in Section 14 hereof. Any such termination shall not release Seller or Buyer from obligations arising under this Agreement prior to the effective date of termination. In addition, any such termination shall be subject to the provisions of paragraphs (b) and (c) of Section 10 of this Agreement.

     14.  Force Majeure. Neither party hereto shall be considered in default in
          -------------
performance of its obligations hereunder if performance of such obligations is prevented or delayed by reason of force majeure, including by way of example and not by way of limitation, acts of God, acts or omissions of government agencies or instrumentalities (including without limitation, CBER and the FDA), lack of building or equipment capacity, fire, flood, explosion, storm, strike, lockout or other labor disputes, riot, war, rebellion, accident, failure or delay of transportation, or by vendors or subcontractors, failure of suppliers or shortage of raw materials or labor, failure of equipment, or any other similar cause or causes beyond its reasonable control. Time of performance of either party's obligations hereunder shall be extended by the time period reasonably necessary to overcome the effects of such force majeure occurrences; provided, however, if either party is unable to perform its obligations under this Agreement due to reason of force majeure as herein set force for a period of 6 consecutive months, then either party may terminate this Agreement by giving notice to the other party within 30 days after the end of said 6 month period.

     15.  Dispute Resolution.
          ------------------

               (a)  Negotiation. The parties agree to consult and negotiate in
                    -----------
good faith to try to resolve any dispute, controversy or claim that arises out of or relates to this Agreement. The parties agree that, except as provided in
Section 15(b), neither party will initiate formal dispute resolution under this Agreement unless and until such party has provided written notice of the potential claim to the other party and the representatives of the parties shall have met in person to attempt to achieve such an amicable resolution of such situation; provided, however, that in no event shall a party be required to delay initiation of formal dispute resolution hereunder for more than a period of 30 days following such notice.

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          (b)  Reservation for Litigation. Notwithstanding Sections 15(a) and
               --------------------------
15(c), each party expressly reserves the right to seek judicial or equitable relief (including, without limitation, any injunction or other preliminary relief ) from a court of competent jurisdiction if the other party is or appears to be in violation of such other party's obligations under this Agreement, including without limitation, those pertaining to non-use and non-disclosure under the provisions of Section 11 hereof. Nothing in this Section 15(b) shall preclude a party from seeking such interim relief with respect to any disputes of claims arising under this Agreement as may be available under the AAA rules as provided in Section 15(c).

          (c)  Arbitration. Subject to the reservation of the parties under
               -----------
Section 15(b), all disputes, claims or controversies arising out of or in connection with this Agreement shall be finally settled under then current commercial arbitration rules of the American Arbitration Association ("AAA"), as modified by Section 15(d) below. Judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The place of arbitration shall be St. Louis, Missouri. The arbitration shall be conducted by three neutral arbitrators selected by mutual agreement of the parties or, if that is not possible within 30 days of the initial demand for such arbitration, by the AAA. At least one arbitrator shall have knowledge or experience in the medical device industry and at least one arbitrator shall have knowledge or experience in the pharmaceutical or biological industry.

          (d)  Special Rules. Notwithstanding any provision to the contrary in
               -------------
the AAA rules, the parties hereby stipulate that any arbitration hereunder shall be subject to the following special rules.

                    (i) Each party shall have the right to request from the arbitrators, and the arbitrators shall order upon good cause shown, reasonable and limited pre-hearing discovery, including (1) exchange of witness lists, (2) depositions under oath of named witnesses, (3) written interrogatories, and (4) document requests;

                    (ii) Upon conclusion of the pre-hearing discovery, the arbitrators shall promptly hold a hearing upon the evidence to be presented by the parties and shall promptly render a written opinion and award;

                    (iii) The arbitrators may not award or assess punitive damages against either party; and

                    (iv) Each party shall bear its own costs and expenses of the arbitration and one-half (1/2) of the fees and costs of the arbitrators, subject to the power of the arbitrators, in their sole discretion, to award all such reasonable costs, expenses and fees to the prevailing party.

          (e)  Survival. The duty of the parties to arbitrate any dispute,
               --------
controversy or claim under this Section 15 shall survive the termination of this Agreements for any reason.

     16.  Entire Agreement. This Agreement and the Schedules attached hereto
          ----------------
set forth the entire and only agreement between Buyer and Seller concerning the subject matter hereof and supercedes all prior written or oral agreements. No provision of this Agreement can be modified or amended except by an explicit written amendment signed by both Buyer and Seller.

     17.  Assignment. Neither party will have the right to voluntarily or
          ----------
involuntarily assign this Agreement, in whole or in part, to any third party without the prior written consent of a duly authorized officer of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, (i) either party may freely assign this Agreement to any company controlling, controlled by or under common control with that party or succeeding to the entire business of the party, (ii) Seller may assign this Agreement incident to the sale or transfer of all or substantially all of its thrombin business or assets, and (iii) either party may freely assign this Agreement incident to the merger or reorganization of said party. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

     18.  General.
          -------

               (a)  Waivers. No waiver of any right or remedy hereunder will
                    -------
be effective unless based upon a writing signed by the party against whom it is sought to be enforced. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder.

               (b)  Notices. All notices or other communications required or
                    -------
permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, or if mailed, three (3) days after mailing first class, postage prepaid, by registered or certified mail, return receipt requested, addressed to the attention of (i) the Chief Executive Officer of Buyer, or (ii) Mr. Brad Knoll of Seller (with a copy to Mr. Michael T. Bramblett at Jones Pharma Incorporated, 1945 Craig Road, St. Louis, MO 63146) at the respective addresses first written above, or to such other person(s) or address(es) as may be given by notice as herein set forth.

               (c)  Relationship. The parties are independent contractors and
                    ------------
shall not be deemed to have formed any partnership, joint venture or other relationship. Neither party shall make, or represent to any other person that it has the power or authority to make, any financial or other commitment on behalf of the other party.

               (d)  Severability. If any provision of this Agreement is
                    ------------
declared invalid or unenforceable by a court of competent jurisdiction, such provision will be severed from this Agreement and the remaining provisions will be unaffected thereby. The parties will promptly meet and negotiate a substitute provision meeting as closely as possible the intent of the invalid or unenforceable provision and, with reasonable precision, avoiding the defects of the original provision.

               (e)  Governing Law. This Agreement has been entered into under
                    -------------
the laws of the State of Missouri and will be governed by and construed in accordance with those laws as they apply to contracts entered into and carried out solely within the State of Missouri.

               (f)  Exclusiveness of Remedies. Subject to the terms of this
                    -------------------------
Agreement, all rights accorded either of the parties hereunder shall be cumulative of all other rights so granted as well as any rights and remedies either of them may have at law or in equity.

               (g)  Headings. The Section headings in this Agreement are for
                    --------
convenience only and shall not affect the construction hereof.

               (h)  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

               (i)  Legal Fees. Subject to the provisions of Section 15(d) with
                    ----------
respect to arbitration, the prevailing party in any legal action shall have the right, in addition to all other rights and remedies, to recover all legal fees and costs incurred in pursuing its rights and remedies hereunder.

               (j)  No Third-Party Rights. No provision of this Agreement shall
                    ---------------------
be deemed or construed in any way to result in the creation of any right or obligation in any person or entity not a party to this Agreement.

               (k)  Schedules. The Schedules are by this reference incorporated
                    ---------
in and made a part of this Agreement.

[The remainder of this page intentionally left blank; signature page to follow.]

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the day and year first written above.

     THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


VASCULAR SOLUTIONS, INC.                GENTRAC, INC.


By:    /s/ Howard C. Root               By:    /s/ Dennis M. Jones
    --------------------------                 -------------------
Name:  Howard C. Root                   Name:  Dennis M. Jones
       -----------------------                 -------------------
Title: CEO                              Title: President
       -----------------------                 -------------------

                          Schedule 1 - Specifications

Each Product to consist of one vial of Thrombin, Topical (Bovine Origin), U.S.P. (Thrombin - JMI), in either the 5,000 unit or 10,000 unit size, as specified in the purchase order, together with the package insert. The vials shall be packaged in bulk 25s for shipment to Buyer via common carrier. The Product shall conform to the specifications for Seller's commercially available thrombin under the following product codes:

          ----------------------------------------------------------------------
          Product Description                     NDC Number
          ----------------------------------------------------------------------
          Thrombin - JMI                          52766-131-05
          5,000 unit
          ----------------------------------------------------------------------
          Thrombin - JMI                          52766-132-05
          10,000 unit
          ----------------------------------------------------------------------

Each lot shipped to Buyer shall be accompanied by a certificate of analysis certifying compliance with U.S. License #977 and Seller's accepted release criteria for the Product.

                              Schedule 2 - Prices

The initial price for the Product shall be as follows:

          ----------------------------------------------------------------------
          Product Description         NDC Number            Price/Bulk 25s
          ----------------------------------------------------------------------
          Thrombin - JMI              52766-131-05            +
          5,000 unit
          ----------------------------------------------------------------------
          Thrombin - JMI              52766-132-05            +
          10,000 unit
          ----------------------------------------------------------------------

Price increases shall be determined according to the provisions set forth in
Section 3 of this Agreement.

+ Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as Amended.

                                  Schedule 3

                       CONTRACT MANUFACTURING AGREEMENT

This agreement is intended to define the responsibilities mutually agreed to by GenTrac, Inc., 2232 Evergreen Road, Middleton, WI 53562 ("GenTrac") and Vascular Solutions, Inc., 2495 Xenium Lane North, Minneapolis, MN 55441 ("Vascular Solutions"), regarding the manufacture of topical thrombin, Thrombin-JMI(R).

     1. GenTrac agrees to manufacture Thrombin-JMI(R) in compliance with US License #977 and applicable cGMPs.

     2. All distribution of Thrombin-JMI(R) will be performed by GenTrac, Middleton, WI, in compliance with agreements between Vascular Solutions and GenTrac.

     3. GenTrac will notify Vascular Solutions in writing of important proposed changes made to the manufacturing process, facilities or source of animal origin raw materials which may have an impact on the final product purchased by Vascular Solutions.

     4. GenTrac will allow GMP audits to be performed by approved representatives of Vascular Solutions. Specific information regarding the process for the harvesting, activation and purification of the thrombin are not included in the scope of the audit.

     5. Inquires as to the specific details of manufacture or for technical information regarding Thrombin-JMI(R) shall be directed to Vice President of Quality Assurance or Senior Vice President of Scientific Affairs of GenTrac.

     6. Vascular Solutions agrees to handle, store and distribute the Thrombin-JMI(R) in a manner consistent with the conditions stated on the product labeling and the conditions stated in Vascular Solution's submission(s) to the Food and Drug Administration and/or foreign regulatory agency.

     7.   This agreement was entered into on effective _______________, _____.


Accepted:                               Accepted:

Name:____________________________       Name:______________________________
Title:___________________________       Title:_____________________________
        GenTrac, Inc.                           Vascular Solutions, Inc.
        2232 Evergreen Road                     2495 Xenium Lane North
        Middleton, WI 53562                     Minneapolis, MN 55441

                       Schedule 4 - Product Batch Sizes

          ----------------------------------------------------------------------
          Product Description          NDC Number                Batch Sizes*
          ----------------------------------------------------------------------
          Thrombin - JMI               52766-131-05               +
          5,000 unit
          ----------------------------------------------------------------------
          Thrombin - JMI               52766-132-05               +
          10,000 unit
          ----------------------------------------------------------------------

               * Batch sizes may vary by 10% based on the yield of each batch.

+ Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as Amended.

                            Schedule 5 - Forecasts

                             Third Party Forecast
    For Finished Product Manufactured Forecast by ________________________

Date      [__________________________]

To:       ____________________________            From:    ____________________

Phone:    ____________________________            Company: ____________________

FAX:      ____________________________            Phone:   ____________________

Address:  ____________________________

          ____________________________

          ____________________________

            Product Title:           [___________]

            Item Code:               [___________]

            Current Calendar           Forecaster                                       PO Due Date/
             Years and Next             Quantity          PO Qty         PO#              Comments
               by Month
          ---------------------------                     -----------------------------------------------
         1          June
          ---------------------------                     -----------------------------------------------
         2          July
          ---------------------------                     -----------------------------------------------
         3          Aug.
          ---------------------------                     -----------------------------------------------
         4          Sept.
          -----------------------------------------------------------------------------------------------
         5          Oct.
          ------------------------------------------------
         6          Nov.
          ------------------------------------------------
         7          Dec.
          ------------------------------------------------
         8          Jan.
          ------------------------------------------------
         9          Feb.
          ------------------------------------------------
        10          Mar.
          ------------------------------------------------
        11          Apr.
          ------------------------------------------------
        12          May
          ------------------------------------------------
        13          June
          ------------------------------------------------
        14          July
          ------------------------------------------------
        15          Aug.
          ------------------------------------------------
        16          Sept.
          ------------------------------------------------
        17          Oct.
          ------------------------------------------------
        18          Nov.
          ------------------------------------------------
        19          Dec.
          ------------------------------------------------
        20          Jan.
          ------------------------------------------------
        21          Feb.
          ------------------------------------------------
        22          Mar.
          ------------------------------------------------
        23          Apr.
          ------------------------------------------------

          ------------------------------------------------
        24          May
          ------------------------------------------------

                       Schedule 6 - Minimum Requirements

          ----------------------------------------------------------------------
                     Contract Year               Minimum Requirements*
          ----------------------------------------------------------------------
          Sept. 1, 1999 - August 31, 2000                   +
          ----------------------------------------------------------------------
          Sept. 1, 2000 - August 31, 2001                   +
          ----------------------------------------------------------------------
          Sept. 1, 2001 - August 31, 2002                   +
          ----------------------------------------------------------------------
          Sept. 1, 2002 - August 31, 2003                   +
          ----------------------------------------------------------------------
          Sept. 1, 2003 - August 31, 2004                   +
          ----------------------------------------------------------------------

     *Minimum Requirements increase by      +       per year after the fifth
Contract Year if the Agreement is still in effect, unless otherwise provided by Seller.

     *Minimum Requirements apply to any mixture of Products, that is, the 5,000 unit or 10,000 unit size, provided that all orders are for full batch sizes for the applicable Product.

     *Orders may be shipped in partial amounts and are counted against the Minimum Requirements on the date of shipment.

+ Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as Amended.

                 Schedule 7 - Tests and Inspection Parameters
                 --------------------------------------------

--------------------------------------------------------------------------------
                                                             Specification
--------------------------------------------------------------------------------
                                               5,000 Units       10,000 Units
--------------------------------------------------------------------------------
Thrombin Activity, U.S. Units/vial                 +                        +
--------------------------------------------------------------------------------
PH - reconstituted with isotonic saline            +                        +
--------------------------------------------------------------------------------
Moisture                                           +                        +
--------------------------------------------------------------------------------
Sterility                                          +                        +
--------------------------------------------------------------------------------
General animal safety per 21 CFR 610.11            +                        +
--------------------------------------------------------------------------------
Osmolarity*                                        +                        +
--------------------------------------------------------------------------------

*When reconstituted in       +        of Buyer's diluent, with such test to be
performed and accepted by Buyer prior to Seller's shipment of the Product.

All lots to include a Certificate of Analysis from Seller in the form attached hereto, including the statement "bovine plasma and lungs used to manufacture Thrombin-JMI(R) are taken from BSE-free animals of U.S. origin."

+ Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as Amended.

                                   "SAMPLE"

                            CERTIFICATE OF ANALYSIS



                        Thrombin, Topical (Bovine) USP
                                THROMBIN-JMI(R)
                                     Lot:

                             Date of Manufacture:

                 Thrombin Activity, U.S. Units/vial       +
                 pH - reconstituted with isotonic saline  +
                 Moisture                                 +
                 Sterility                                +
                 General Animal Safety per 21CFR610.11    +

     This lot was manufactured in compliance with cGMPs following the procedures and specifications approved in U.S. License #977. The bovine plasma and lungs used to manufacture Thrombin-JMI(R) are taken from BSE-free animals of U.S. origin. Bovine plasma and lungs used to manufacture this lot of Thrombin-JMI(R) are derived from inspected animals, which are fit for human consumption and meet all required USDA specifications.

     ___________________________________________
     Quality Assurance
     GenTrac, Inc.

The data contained in this certificate of analysis is representative of the batch at the time of manufacture. Certificates of Analysis are authorized to clients on a confidential basis. No reference to the data contained in the Certificate of Analysis may be made public without our written authorization.

+ Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

GenTrac, Inc. is a subsidiary of JONES PHARMA INCORPORATED, St. Louis, MO. Thrombin-JMI is a trademark of JONES PHARMA INCORPORATED.